PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SHAREHOLDER'S REGISTRATION PRINTED HERE

*****BOXES FOR TYPESETTING PURPOSES ONLY*****

THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY BALLOTS. THEY IDENTIFY LOCATION OF WINDOWS ON OUTBOUND 9X12 ENVELOPES.

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below

3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call toll-free 1-877-536-1561 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 〉 **12345678910**

Cambiar Aggressive Value Fund

A SERIES OF THE ADVISORS' INNER CIRCLE FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON February 1, 2023

The undersigned, revoking prior proxies, hereby appoints Michael Beattie, James Bernstein, Matthew Maher, Alexander Smith and Eric Griffith and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Cambiar Aggressive Value Fund (the "Fund") to be held at the offices of the Trust at One Freedom Valley Drive, Oaks, Pennsylvania 19456 on February 1, 2023, at 11:00 a.m. Eastern time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-877-536-1561**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on February 1, 2023. The proxy statement for this meeting is available at:

https://vote.proxyonline.com/aic/docs/cambiar.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

Cambiar Aggressive Value Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

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SIGNATURE (AND TITLE IF APPLICABLE) DATE

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SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. **When properly executed, this proxy will be voted as indicated or "FOR" the proposals if no choice is indicated.** The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization providing for: (i) the acquisition by The Advisors' Inner Circle Fund (the "Trust"), on behalf of its new exchange-traded fund ("ETF") series, the Cambiar Aggressive Value ETF (the "Acquiring Fund"), of all of the property and other assets of the Cambiar Aggressive Value Fund (the "Target Fund"), in exchange solely for shares of beneficial interest, no par value, of the Acquiring Fund; (ii) the assumption by Trust, on behalf of the Acquiring Fund, of all liabilities of the Target Fund; (iii) the distribution of (a) the shares of the Acquiring Fund to the shareholders of the Target Fund according to their respective interests and (b) cash to the shareholders of the Target Fund in lieu of fractional shares of the Acquiring Fund, in complete liquidation of the Target Fund; and (iv) the termination of the Target Fund as a series of the Trust as soon as practicable after the distribution; and	○	○	○
2.	To transact such other business as may properly come before the Special Meeting.	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]